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                                                                    EXHIBIT 24.4
INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-55145 of NationsBank Corporation on Form S-4 of the report of Deloitte & Touche dated March 30, 1992 (which expresses an unqualified opinion and includes explanatory paragraphs relating to compliance with regulatory agreements entered into with the Office of the Comptroller of the Currency and the Federal
Reserve Bank of Richmond and a lawsuit seeking recovery of alleged damages resulting from a breach of an alleged oral contract to release certain property from the lien of a deed of trust securing a note to Rock Hill National Bank), appearing in the Annual Report on Form 10-K of RHNB Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                         /s/        DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina

September 21, 1994